                                                                    EXHIBIT 99.1

                   ANSOFT CORPORATION FIRST QUARTER RESULTS -
                             19% INCREASE IN REVENUE


Pittsburgh, Pennsylvania - August 18, 2004 - Ansoft Corporation (NASDAQ: ANST) today announced financial results for its first quarter of fiscal 2005 ended July 31, 2004.

Revenue for the first quarter totaled $12.7 million, an increase of 19% compared to $10.7 million reported in the previous fiscal year's first quarter. Net income for the first quarter was $30,000, or $0.00 per diluted share, as compared to a net loss of $1.2 million, or $0.10 per diluted share in the previous fiscal year's first quarter.

"Ansoft had a very successful first quarter," stated Nicholas Csendes, President and CEO. "With the continued high level of activity we are experiencing worldwide, we expect to see good revenue growth and profitability for the balance of the year."

Ansoft is a leading developer of high-performance electronic design automation
(EDA) software. Engineers use Ansoft software to design state-of-the-art electronic products, such as cellular phones, Internet-access devices, broadband networking components and systems, integrated circuits (ICs), printed circuit boards (PCBs), automotive electronic systems and power electronics. Ansoft markets its products worldwide through its own direct sales force and has comprehensive customer-support and training offices throughout North America, Asia and Europe.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward looking statements involve risks and uncertainties about the Company's business that are detailed from time to time in the Company's SEC reports, including the reports on Form 10-K for the year ended April 30, 2004.


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                               ANSOFT CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                      Three months ended July 31,
                                                         2004            2003
                                                       --------        --------
Revenues
    License                                            $  6,169        $  5,341
    Service and other                                     6,509           5,310
                                                       --------        --------
Total revenue                                            12,678          10,651
Cost of revenue
    License                                                  97             142
    Service and other                                       304             248
                                                       --------        --------
Total cost of revenue                                       401             390
                                                       --------        --------
Gross profit                                             12,277          10,261
Costs and expenses
    Sales and marketing                                   7,497           6,320
    Research and development                              3,978           3,823
    General and administrative                            1,064           1,111
    Amortization                                            409             857
                                                       --------        --------
Total costs and expenses                                 12,948          12,111
                                                       --------        --------
Loss from operations                                       (671)         (1,850)
Net realized gain on sale of securities                     759              --
Other income (expense), net                                 (48)            261
                                                       --------        --------
Income (loss) before income taxes                            40          (1,589)
Income tax expense (benefit)                                 10            (397)
                                                       --------        --------
Net income (loss)                                      $     30        $ (1,192)
                                                       ========        ========

 Basic net income (loss) per share                     $   0.00        $  (0.10)
                                                       ========        ========
 Diluted net income (loss) per share                   $   0.00        $  (0.10)
                                                       ========        ========
Weighted average shares used in calculation
    Basic                                                11,664          11,672
                                                       ========        ========
    Diluted                                              13,314          11,672
                                                       ========        ========

                                    - more -


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                               ANSOFT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                        July 31,       April 30,
                                                          2004           2004
                                                        --------       --------
Assets
Current assets
Cash and cash equivalents                               $  7,248       $ 15,218
Accounts receivable                                        6,417         10,179
Deferred income taxes                                        360            343
Prepaid expenses and other assets                          1,668            675
                                                        --------       --------
Total current assets                                      15,693         26,415

Equipment and furniture                                    3,426          3,598
Marketable securities                                     22,764         25,502
Other assets                                                 381            383
Deferred taxes - non current                               5,141          5,158
Goodwill                                                   1,239          1,239
Intangible assets                                          4,932          5,341
                                                        --------       --------
Total assets                                            $ 53,576       $ 67,636
                                                        ========       ========

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses                   $  1,995       $  4,015
Deferred revenue                                          13,017         11,935
                                                        --------       --------
Total current liabilities                                 15,012         15,950

Line of credit                                                --         10,000
                                                        --------       --------
Total liabilities                                         15,012         25,950

Stockholders' equity
Preferred stock                                               --             --
Common stock                                                 130            129
Additional paid-in capital                                59,080         58,562
Treasury stock                                           (11,765)        (9,090)
Other accumulated comprehensive income (loss)               (306)           691
Accumulated deficit                                       (8,575)        (8,606)
                                                        --------       --------
Total stockholders' equity                                38,564         41,686

Total liabilities and stockholders' equity              $ 53,576       $ 67,636
                                                        ========       ========

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